UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Earliest Event Reported): June 16, 2006
CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)
(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
Executive Compensation
Determinations Under Employment Agreement with Steven Kriegsman
     Mr. Kriegsman is employed as the Chief Executive Officer of CytRx Corporation pursuant to an employment agreement that was amended and restated as of May 17, 2005 to continue through July 1, 2008. Under his employment agreement, Mr. Kriegsman is entitled to a current annual base salary of $400,000, which is subject to our annual review. Mr. Kriegsman’s employment agreement additionally provides that he is eligible to receive an annual bonus as determined by us in our sole discretion, but not to be less than $150,000.
     On June 16, 2006, our Compensation Committee completed its annual review of Mr. Kriegsman’s compensation, and we increased his annual base salary to $435,000, effective July 1, 2006, and granted Mr. Kriegsman a bonus of $200,000. In connection with the annual review, we also granted Mr. Kriegsman on June 16, 2006 a ten-year, nonqualified option to purchase 200,000 shares of our common stock at a price of $1.38 per share, which equaled the closing market price of our common stock on that date. This option will vest monthly over three years, provided that Mr. Kriegsman remains in our continuous employ through such monthly vesting periods.
Amended Employment Agreement with Jack Barber
     On June 16, 2006, we agreed with Jack R. Barber, Ph.D., our Senior Vice President — Drug Development, to enter into a second amended and restated employment agreement dated as of June 16, 2006 to continue Dr. Barber’s employment in that capacity through December 31, 2007. Under his amended employment agreement, Dr. Barber is entitled to an annual base salary of $275,000, effective as of July 1, 2006, up from $250,000 previously. We agreed to review Dr. Barber’s base salary periodically, and may increase (but not decrease) it in our sole discretion, and Dr. Barber is eligible to receive a bonus as determined by us in our sole discretion. On June 16, 2006, we awarded Dr. Barber a bonus of $68,750 for the 2005-2006 contract year. In connection with entering into his amended employment agreement, on June 16, 2006 we also granted Dr. Barber a ten-year, nonqualified option to purchase 100,000 shares of our common stock at a price of $1.38 per share, which equaled the closing market price of our common stock on that date. This option will vest monthly over three years, provided that Dr. Barber remains in our continuous employ through such monthly vesting periods. In the event we terminate Dr. Barber’s employment without “cause” (as defined in his employment agreement), we have agreed to pay him a lump-sum severance amount equal to three months’ salary under his employment agreement.
Amended Employment Agreement with Matthew Natalizio
     On June 16, 2006, we agreed with Matthew Natalizio, our Chief Financial Officer, to enter into a second amended and restated employment agreement dated as of June 16, 2006, to continue Mr. Natalizio’s employment in that capacity through December 31, 2007. Under his amended employment agreement, Mr. Natalizio is entitled to an annual base salary of $215,000, effective July 1, 2006, up from $195,000 previously. We agreed to review the base salary periodically, and may increase (but not decrease) it in our sole discretion, and Mr. Natalizio is eligible to receive a bonus as determined by us in our sole discretion. On June 16, 2006, we awarded Mr. Natalizio a bonus of $43,000 for the 2005-2006 contract year. In connection with entering into his amended employment agreement, on June 16, 2006 we also granted Mr. Natalizio a ten-year, nonqualified option to purchase 50,000 shares of our common stock at a price of $1.38 per share, which equaled the closing market price of our common stock on that date. This option will vest monthly over three years, provided that Mr. Natalizio remains in our continuous employ through such monthly vesting periods. In the event we terminate Mr. Natalizio’s employment without “cause” (as defined in his employment agreement), we have agreed to pay him a lump-sum severance amount equal three months’ salary under his employment agreement.
Amended Employment Agreement with Benjamin Levin
     On June 16, 2006, we agreed with Benjamin S. Levin, our Vice President — Legal Affairs, General Counsel and Secretary, to enter into a second amended and restated employment agreement dated as of June 16, 2006 to continue Mr. Levin’s employment in that capacity through December 31, 2007. Under his amended employment agreement, Mr. Levin is entitled to an annual base salary of $220,000, effective as of July 1, 2006, up from $195,000 previously. We agreed to review the base salary periodically, and may increase (but not decrease) it in our sole discretion, and Mr. Levin is eligible to receive a bonus as determined by us in our sole discretion. On June 16, 2006, we awarded Mr. Levin a bonus of $68,750 for the 2005-2006 contract year. In connection with entering into his amended employment agreement, on June 16, 2006 we also granted Mr. Levin a ten-year, nonqualified option to purchase 90,000 shares of our common stock at a price of $1.38 per share, which equaled the closing market price of our common stock on that date. This option will vest monthly over three years, provided that Mr. Levin remains in our continuous employ through such monthly vesting periods. In the event we terminate Mr. Levin’s employment without “cause” (as defined in his employment agreement), we have agreed to pay him a lump-sum severance amount equal to six months’ salary under his employment agreement.
Non-Employee Director Compensation
     On June 20, 2006, our Board of Directors approved a revised schedule of cash compensation to be paid to our non-employee directors for the ensuing twelve months and unless and until changed. Effective from June 20, 2006, our non-employee directors each will receive a quarterly retainer of $2,500 ($8,500 for the Chairman of the Board and $7,500 for the Chairman of the Audit Committee), a fee of $2,000 for each Board meeting attended ($750 for meetings attended by teleconference and for Board actions taken by unanimous written consent) and $1,000 for each committee meeting attended. Non-employee directors who serve as the Chairman of a Board committee receive an additional $1,500 for each meeting of the Nomination and Governance Committee or the Compensation Committee attended and an additional $2,000 for each meeting attended of the Audit Committee.
     Our non-employee directors also are eligible to be awarded stock options for their services as directors. On June 20, 2006, our Board of Directors approved an annual grant to our non-employee directors of ten-year nonqualified stock options to purchase 25,000 shares of our common stock, up from 15,000 shares currently. The stock option grants will be made as of our annual stockholders meeting each year at an exercise price equal to the market price of our common stock at that time. The options will vest immediately upon grant.
     Directors who also serve as officers do not receive any additional compensation for their services as directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION
By:	/s/ MATTHEW NATALIZIO
Matthew Natalizio
Chief Financial Officer

Dated: June 21, 2006

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